UNITES STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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Applica Incorporated

(Name of Registrant as Specified In Its Charter)

Not Applicable
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF APPLICA INCORPORATED

TO BE HELD MAY 10, 2005

To Our Shareholders:

     We cordially invite you to attend our annual meeting of shareholders. The meeting will be held at the University of Miami, James W. McLamore Executive Education Center, 5250 University Drive, Coral Gables, Florida 33124 on Tuesday, May 10, 2005, at 10:00 a.m. local time. At the meeting, the holders of our common stock will act on the following matters:

     1. Election of three directors, each for a term of three years;

     2. Ratification of the appointment of Grant Thornton LLP as Applica’s independent accountants for the year ended December 31, 2005; and

     3. Any other matters that properly come before the meeting.

     All holders of record of shares of common stock at the close of business on March 21, 2005 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

     Your vote is important to us. Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

Harry D. Schulman Chairman of the Board, President and Chief Executive Officer

Miami Lakes, Florida
April 1, 2005

     We Encourage You To Attend The Meeting In Person. If You Are Unable To Attend, We Respectfully Urge You To Execute And Return The Enclosed Proxy Card As Promptly As Possible. Shareholders Who Execute A Proxy Card May Nevertheless Attend The Meeting, Revoke Their Proxy And Vote Their Shares In Person.

ABOUT THE MEETING
STOCK OWNERSHIP
ELECTION OF DIRECTORS
Report of the Audit Committee
EXECUTIVE COMPENSATION
Report of the Compensation Committee on Executive Compensation
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
INFORMATION CONCERNING SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

2005 ANNUAL MEETING OF SHAREHOLDERS
OF
APPLICA INCORPORATED

PROXY STATEMENT

     This proxy statement contains information related to the annual meeting of shareholders of Applica Incorporated to be held on Tuesday, May 10, 2005, beginning at 10:00 a.m., at the University of Miami, James W. McLamore Executive Education Center, 5250 University Drive, Coral Gables, Florida, and at any adjournments or postponements thereof. We are first sending the proxy materials to shareholders on or around April 1, 2005.

ABOUT THE MEETING

What is a proxy?

     A proxy is your legal designation of another person to vote the stock that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or proxy card. As is our usual practice, two officers of the company have been designated as proxies for the 2005 annual meeting of shareholders. These two officers are Harry D. Schulman, President and Chief Executive Officer, and Adam L. Kaplan, Vice President – Finance and Corporate Treasurer.

What is a proxy statement?

     A proxy statement is a document the Securities and Exchange Commission requires us to give you when we ask you to sign a proxy card designating Messrs. Schulman and Kaplan as proxies to vote on your behalf at the annual meeting.

Who is soliciting my proxy?

     The Board of Directors is soliciting your proxy in order to provide you an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend the meeting in person.

What is the purpose of the annual meeting?

     At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and the ratification of the appointment of the independent accountants. In addition, after adjournment of the formal meeting, management will report on Applica’s performance during 2004, give guidance on future results and trends in operations, and respond to appropriate questions from shareholders.

What is the record date?

     The record date for the 2005 annual meeting of shareholders is March 21, 2005.

Who is entitled to vote at the meeting?

     Only shareholders of record at the close of business on the record date are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on the record date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of Applica common stock?

     Holders of Applica common stock will vote together as a single class on all matters to be acted upon at the annual meeting. Each outstanding share of Applica common stock will be entitled to one vote on each matter. Neither Applica’s Articles of Incorporation nor Bylaws provide for cumulative voting rights.

Who can attend the meeting?

     All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating is limited and admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 24,136,591 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 12,068,296 votes will be required to establish a quorum.

     Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

     If less than a majority of the outstanding shares of common stock are represented at the meeting, a majority of the shares represented may adjourn the meeting from time to time without further notice.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it in the enclosed envelope, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote or revoke my proxy after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the proxy is exercised by filing with the Corporate Secretary of Applica either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

     The Board recommends a vote:

•	for election of the nominated slate of directors (see proposal one on page 6); and

•	for ratification of the appointment of Grant Thornton LLP as Applica’s independent accountants for the year ended December 31, 2005 (see proposal two on page 22).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What if a shareholder does not specify a choice for a matter when returning a proxy?

     Shareholders should specify their choice for each matter on the enclosed form of proxy. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

How are abstentions and broker non-votes counted?

     Abstentions and broker non-votes will not affect the outcome of any vote.

What is the difference between a shareholder of record and a shareholder who holds shares in street name?

     If your shares are registered in your name, you are a shareholder of record. If your shares are in the name of your broker or bank, your shares are held in street name.

     If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who pays for the proxy solicitation costs?

     The cost of preparing and mailing this proxy statement will be paid by Applica. Employees of Applica may solicit proxies personally and by telephone but will not receive any compensation other than their regular salaries for such solicitation. Applica may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. Applica may, upon request, reimburse such persons for their expenses in so doing.

* * * * *

STOCK OWNERSHIP

How many shares of Applica common stock do Applica’s directors and executive officers own?

     The following table shows the number of shares of Applica common stock beneficially owned by:

•	our directors;

•	the executive officers named in the Summary Compensation Table on page 13; and

•	all of the directors and executive officers of Applica as a group.

All information is as of the record date. Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. The address of each of the beneficial owners identified below is c/o Applica Incorporated, 3633 Flamingo Road, Miramar, Florida 33027-2467.

Amount and Nature of
Common Stock
Beneficially Owned (1)
Directors and Executive Officers	No. of Shares	Percent
Susan J. Ganz	17,300(2)	*
Leonard Glazer	13,052(3)	*
Ware H. Grove	—	*
Brian Guptill	29,500(4)	*
J. Maurice Hopkins	7,500(5)	*
Thomas J. Kane	69,769(6)	*
Michael J. Michienzi	154,900(7)	*
Terry Polistina	80,832(8)	*
Jerald I. Rosen	52,416(9)	*
Felix S. Sabates	49,000(10)	*
Harry D. Schulman	336,605(11)	1.4%
Paul K. Sugrue	8,160(12)	*
All directors and executive officers as a group (12 persons)	819,234	3.3%

*	Less than 1%.

(1)	Includes options to acquire shares that are exercisable within 60 days of the record date.

(2)	Includes options to purchase 12,000 shares of common stock and 5,000 shares owned by a corporation owned by Ms. Ganz’s husband. Does not include options to purchase 1,500 shares of common stock exercisable in June 2005.

(3)	Includes options to purchase 10,500 shares of common stock. Does not include options to purchase 1,500 shares of common stock exercisable in June 2005.

(4)	Includes options to purchase 15,500 shares of common stock and 4,000 shares of common stock held in an employee stock purchase plan. Does not include options to purchase 9,834 shares of common stock exercisable in August and September 2005, options to purchase 6,000 shares of common stock exercisable in December 2005, options to purchase 9,833 shares exercisable in August and September 2006 or options to purchase 8,333 shares of common stock exercisable in September 2007.

(5)	Reflects options to purchase 7,500 shares of common stock. Does not include options to purchase 1,500 shares of common stock exercisable in June 2005.

(6)	Includes options to purchase 52,000 shares of common stock. Does not include options to purchase 1,500 shares of common stock exercisable in June 2005.

(7)	Includes options to purchase 86,667 shares of common stock, 164 shares of common stock held by Mr. Michienzi’s son and 43,069 shares of common stock held in 401(k) and employee stock purchase plans. Does not include options to purchase 25,000 shares of common stock exercisable in September 2005, options to purchase 23,333 shares of common stock exercisable in December 2005, options to purchase 25,000 shares of common stock exercisable in September 2006 or options to purchase 25,000 shares of common stock exercisable in December 2007.

(8)	Includes 17,199 shares of common stock held in a 401(k) plan and options to purchase 40,833 shares of common stock. Does not include options to purchase 33,334 shares of common stock exercisable in September 2005, options to purchase 16,667 shares of common stock exercisable in December 2005, options to purchase 33,333 shares of common stock exercisable in September 2006 or options to purchase 33,333 shares of common stock exercisable in September 2007.

(Footnotes continued on next page.)

(9)	Includes options to purchase 15,000 shares of common stock and 1,565 shares of common stock owned by Mr. Rosen’s wife. Does not include options to purchase 1,500 shares of common stock exercisable in June 2005.

(10)	Includes options to purchase 40,000 shares of common stock and 9,000 shares of common stock owned by a corporation, of which Mr. Sabates is president and sole shareholder. Does not include options to purchase 1,500 shares of common stock exercisable in June 2005.

(11)	Includes options to purchase 141,333 shares of common stock and 33,388 shares of common stock held in a 401(k) plan. Does not include options to purchase 166,667 shares of common stock exercisable in October 2005, 16,667 shares of common stock exercisable in December 2005, options to purchase 166,666 shares of common stock exercisable in October 2006 and options to purchase 166,667 shares of common stock exercisable in October 2007.

(12)	Includes options to purchase 6,000 shares of common stock. Does not include options to purchase 1,500 shares of common stock exercisable in June 2005.

Who are the other large owners of Applica’s stock?

     Except as set forth below, we know of no single person or group that is the beneficial owner of more than 5% of Applica’s common stock.

	Amount and Nature of
	Common Stock
	Beneficially Owned
Name and Address of 5% Beneficial Owners	No. of Shares	Percent
Dimensional Fund Advisors Inc.	2,050,500(1)	8.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
Barclays Global Investors, NA, et al	1,887,012(2)	7.8%
45 Fremont Street
San Francisco, California 94105
Ourimbah Investments Limited	1,739,000(3)	7.2%
1F Efficiency House
35 TaiYau Street
Sanpokong, Kowloon, Hong Kong
ICM Asset Management, Inc.	1,656,960(4)	6.9%
James M. Simmons (4)
601 W. Main Avenue, Suite 600
Spokane, Washington 99201
Weiss, Peck & Greer Investments	1,262,200(5)	5.2%
a division of Robeco USA, L.L.C. (6)
909 Third Avenue, 32nd Floor
New York, New York 10022

(1)	As reported in the shareholder’s Schedule 13G filed with the SEC on February 9, 2005.

(2)	As reported in the shareholder’s Schedule 13G filed with the SEC on February 14, 2005.

(3)	As reported by the shareholder to Applica.

(4)	As reported in the shareholder’s Schedule 13G filed with the SEC on February 8, 2005. James M. Simmons is the President and controlling shareholder of ICM Asset Management, Inc.

(5)	As reported in the shareholder’s Schedule 13G filed with the SEC on February 15, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires Applica’s directors and executive officers and persons who own more than 10% of the outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Applica common stock. Such persons are required by SEC regulation to furnish Applica with copies of all such reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and verbal confirmations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners have been met.

PROPOSAL ONE

ELECTION OF DIRECTORS

     The Board of Directors is presently composed of nine directors, divided among Class I, Class II and Class III. The terms of office of all of the directors in any one class expire each year on a rotating basis. At the annual meeting, three directors are to be nominated for election to Class III of the Board of Directors to serve until the 2008 annual meeting of shareholders. The term of the Class I directors expires in 2006 and the term of the Class II directors expires in 2007.

     Each of the nominees for election as a director is presently a member of our Board of Directors. The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee is unable to accept election, proxies solicited hereunder will be voted in favor of the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors, unless directed by a proxy to do otherwise.

     The table below sets forth information regarding each director and nominee for director.

Name	Age	Position with Applica	Director Since
Nominees for Election to Class III of the Board:
Ware H. Grove	54	Director	2004
Jerald I. Rosen	77	Director	1963
Harry D. Schulman	53	Director, Chairman, President and Chief Executive Officer	1999

Continuing Members of the Board:

Class I Directors
Susan J. Ganz	45	Director	1996
J. Maurice Hopkins	57	Director	1999
Thomas J. Kane	63	Director	1996
Felix S. Sabates	62	Director	1991

Class II Directors
Leonard Glazer	82	Director	1979
Paul K. Sugrue	59	Director	2000

Class I Directors

     Susan J. Ganz has served as President and Chief Executive Officer of Lion Brothers Co. Ltd., a manufacturer of embroidered emblems and embellishment products, for more than the last five years.

     J. Maurice Hopkins has served as the President/CEO of Merchandise Sales Corporation, a consumer products sales and marketing company, since 1982. Mr. Hopkins also serves as the Principal Managing Director and Chairman/President of Virginia ARC Thrift Stores, Inc., a non-profit retailer. Previously, Mr. Hopkins served as the Vice President and Director of Merchandising of Sam Soloman Co, Inc. and Best Products Co., Inc., both of which were showroom retailers.

     Thomas J. Kane has served as President of T.J.K. Sales, Inc., an independent sales representative, since he founded the company in 1978. See “Certain Relationships and Related Transactions” on page 21 of this proxy statement for a description of business conducted between T.J.K. Sales, Inc. and Applica.

     Felix S. Sabates is the Chief Executive Officer of FSS Holdings, Inc., a consulting company, and Chip Ganassi Racing with Felix Sabates, a NASCAR racing franchise. Mr. Sabates also serves as the Chairman of Trinity Yachts, Inc., a custom yacht-building company, and the Charlotte Checkers, an East Coast Hockey League franchise, and serves as a member of the Board of Commissioners of the Carolina Healthcare Systems, one of the largest public healthcare systems in the nation. Mr. Sabates is also a partner in the Charlotte Bobcats, a National Basketball Association franchise. From January 1965 to January 2001, Mr. Sabates was the Chief Executive Officer of Top Sales Company, Inc., an independent sales representative. Mr. Sabates also served two terms as a North Carolina Banking Commissioner from 1985 to 1992.

Class II Directors

     Leonard Glazer retired in 1992 and is a private investor. Prior to retirement, Mr. Glazer was President of Sasnett Engineering, Inc. and Consulting Engineering, Inc., mechanical and electrical engineering consulting firms.

     Paul K. Sugrue has been the Dean of the University of Miami School of Business Administration since 1992 and was Associate Dean from 1984 to 1987. Dean Sugrue also serves as a professor in the Department of Management Science in the School of Business Administration and has authored a significant number of publications on business-related subjects. From 1987 to 1992, Dean Sugrue served as Senior Vice Provost of the University of Miami.

Class III Directors

     Ware H. Grove has served as the Senior Vice President and Chief Financial Officer of Century Business Services, Inc., a public company that provides professional business services to companies throughout the U.S., since December 2000. Prior to that time, Mr. Grove served as Chief Financial Officer of several public companies, including Bridgestreet Accommodations, Inc. and Lesco, Inc. Mr. Grove also served as Vice President and Treasurer of Revco D.S., Inc.

     Jerald I. Rosen has served as a member of Applica’s Board of Directors since its formation in 1963. Mr. Rosen has been engaged in the practice of law since 1969 and has been a Certified Public Accountant since 1952. Mr. Rosen also served as a bankruptcy trustee for the U.S. Bankruptcy Court, Middle District of Florida, from 1989 to 2001.

     Harry D. Schulman has served as President of Applica Incorporated and Applica Consumer Products, Inc. since January 2001 and Chief Executive Officer since February 2003. Mr. Schulman also serves as the interim Chairman of the Board of Directors. Mr. Schulman served as Corporate Secretary from January 1999 to September 2003 and Chief Operating Officer from November 1998 to February 2002. From March 1990 to January 2001, Mr. Schulman served as Chief Financial Officer of Applica. From February 1998 until June 1998, he served as a Senior Vice President and from February 1993 until June 1998, Mr. Schulman served as Executive Vice President — Finance and Administration. Prior thereto, he held other senior finance positions with Applica.

How are directors compensated?

     Base Compensation. The Corporate Governance and Nominating Committee reviewed Applica’s non-employee board compensation in light of the recent increases in time commitment, performance expectations and accountability of the members of our Board of Directors. As a result of such review, compensation directors has been increased.

     Applica pays a retainer to directors of $4,000 per month for service on the Board of Directors. We also pay a fee of $1,500 for each Board of Directors’ meeting attended, as well as each continuing director education seminar attended. Jerald Rosen, who serves as the presiding director, receives a monthly retainer of $8,000 and a meeting fee of $2,500. Salaried employees of Applica do not receive any additional cash compensation for serving as a director or committee member.

     Committee Meetings. Applica pays a fee of $1,250 to committee members for each committee meeting attended and a fee of $1,750 to the chairman of the committee. Members of the Audit Committee, however, receive a fee of $1,500 per meeting and the Chairman of the Audit Committee receives a fee of $2,000 per meeting.

     Stock Options. On June 1, 2004, each non-employee director of Applica received options to acquire 1,500 shares of common stock at a price of $9.82 per share, the fair market value of the common stock on such date. Applica intends to grant its non-employee directors options to acquire 1,500 shares of common stock on June 1st of this year. The Board of Directors has approved an annual grant of 5,000 restricted shares of deferred stock units to replace the stock option grant. However, the restricted shares will not be granted until a plan is adopted by the shareholders, which is not expected to be until the 2006 annual meeting.

How often did the Board meet during 2004?

     The Board of Directors held 16 meetings during 2004 and met in executive session 12 times. All of the directors attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such person served, except Felix Sabates.

     As a general matter, members of the Board of Directors are expected to attend Applica’s annual meetings of shareholders absent a pressing reason. Felix Sabates was unable to attend the 2004 annual meeting of shareholders and will be unable to attend the 2005 annual meeting. We currently expect all of our other directors to be in attendance at the 2005 annual meeting of shareholders.

How many members of the Board are independent?

     No director is deemed to be independent unless the Board of Directors affirmatively determines that the director has no material relationship with Applica, directly, or as an officer, shareholder or partner of an organization that has a relationship with Applica. The Board observes all criteria for independence established by the Securities and Exchange Commission, the New York Stock Exchange and other governing laws and regulations. Seven of the members of the Board of Directors are considered “independent” directors under the New York Stock Exchange listing rules. Harry Schulman is an employee of Applica. Additionally, Tom Kane does not currently meet the independence requirements. For additional information, see “Certain Relationships and Related Transactions” on page 21 of this proxy statement.

Has Applica adopted a code of ethics that applies to directors, officers and employees?

     The Business Ethics and Code of Conduct Policy and the Conflict of Interest Policy, in their current forms, were adopted by the Board of Directors in February 2003 and apply to all directors, officers and employees. Both policies are posted on Applica’s website at www.applicainc.com. We will provide copies of the each of the policies in print without charge to any shareholder who makes a written request to: Corporate Secretary, Applica Incorporated, 3633 Flamingo Road, Miramar, Florida 33027.

     Any waiver of these policies for any executive officer or director may only be made by the Board of Directors or a committee thereof and will be promptly disclosed to shareholders. Any amendment to the Business Ethics and Code of Conduct Policy and the Conflict of Interest Policy will also be promptly disclosed to shareholders.

What committees has the Board established?

     The Board of Directors of Applica has the following committees:

•	the Corporate Governance and Nominating Committee;

•	the Compensation Committee;

•	the Audit Committee; and

•	the Merger and Acquisitions Committee.

The members of each committee have been appointed by the Board of Directors to serve until the next annual meeting of the shareholders or until their respective successors are elected and qualified.

     Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (a) identifies individuals qualified to become members of Applica’s Board of Directors; (b) selects, or recommends that the Board of Directors select, the director nominees for the annual meeting of shareholders; (c) develops and recommends to the Board of Directors a set of corporate governance principles applicable to Applica; and (d) oversees the evaluation of the Board of Directors and management of Applica. The Corporate Governance and Nominating Committee is composed of the following directors, each of whom is independent of Applica under the standards set forth in the listing requirements of the New York Stock Exchange:

•	Jerald Rosen, Chairman

•	Leonard Glazer

•	J. Maurice Hopkins

•	Felix Sabates

     The Corporate Governance and Nominating Committee met eight times in 2004. The Committee’s written charter setting forth the Committee’s purpose and responsibilities can be accessed through our website at www.applicainc.com.

     Compensation Committee. The Compensation Committee (a) reviews and approves Applica’s compensation philosophy; (b) administers Applica’s short-and long-term incentive plans and other stock or stock-based plans; (c) issues an annual report on executive compensation included in this proxy statement beginning on page 16; and (d) reviews and approves general employee pension benefit plans of Applica and other benefit plans on an as-needed basis. The Compensation Committee is composed of the following directors, each of whom is independent of Applica under the standards set forth in the listing requirements of the New York Stock Exchange and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986:

•	Jerald Rosen, Chairman

•	Leonard Glazer

•	J. Maurice Hopkins

The Compensation Committee met 15 times in 2004. The Committee’s written charter setting forth the Committee’s purpose and responsibilities can be accessed through our website at www.applicainc.com.

     Audit Committee. The purpose of the Audit Committee is to assist the Board of Directors in its oversight of:

•	the integrity of the financial statements of Applica;

•	Applica’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of Applica’s internal audit function and independent auditors;

and to prepare the Audit Committee Report included in this proxy statement on page 12. The Audit Committee is currently composed of the following directors:

•	Jerald Rosen, Chairman

•	Ware Grove

•	Paul Sugrue

     Each member of the Audit Committee is financially literate and independent of Applica under the standards set forth in the listing requirements of the New York Stock Exchange and meets the additional independence requirement for members of audit committees promulgated by the Securities and Exchange Commission. The Board has determined that Mr. Grove is an “audit committee financial expert” as defined under SEC rules. The Audit Committee met 15 times in 2004. The Committee’s written charter setting forth the Committee’s purpose and responsibilities can be accessed through our website at www.applicainc.com.

     Merger and Acquisitions Committee. The Merger and Acquisitions Committee is responsible for approving any acquisition or other business combination in which the aggregate consideration paid by Applica or its subsidiaries is in excess of $150 million. The Merger and Acquisitions Committee is currently composed of the following directors and did not meet in 2004:

•	Paul Sugrue, Chairman

•	Ware Grove

•	J. Maurice Hopkins

•	Jerald Rosen

•	Felix Sabates

Who is the Board’s presiding director?

     The non-management members of the Board of Directors have designated Jerald Rosen to serve as Applica’s presiding director until the 2005 annual meeting of shareholders. The presiding director’s primary responsibility is to preside over periodic executive sessions of the Board of Directors in which management directors do not participate. The presiding director also advises the Chairman of the Board and the committee chairs with respect to agendas and information needs relating to Board and committee meetings and performs other duties that the Board may from time to time delegate to assist it in the fulfillment of its responsibilities.

Does Applica have an audit committee financial expert?

     The Board of Directors has determined that Ware Grove is an “audit committee financial expert”, as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.

How do I communicate with the Board of Directors?

     Shareholders and other parties interested in communicating directly with the presiding director or with the non-management directors as a group may do so by writing to Presiding Director, Applica Incorporated, 3633 Flamingo Road, Miramar, Florida 33027. Shareholders and other parties interested in communicating directly with an individual director may do so by writing to such director, c/o Applica Incorporated, 3633 Flamingo Road, Miramar, Florida 33027.

How do I recommend a director candidate?

     Under Applica’s Bylaws, nominations for director may be made by a shareholder entitled to vote by delivering notice to Applica not less than 90 days nor more than 120 days prior to the first anniversary of the date of the notice of the preceding year’s annual meeting. For our shareholder meeting in the year 2006, we must receive this notice on or after December 1, 2005, and on or before December 31, 2005. Such notice must be sent to the Corporate Secretary and must set forth:

•	as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	as to the shareholder giving the notice, the name and address of such shareholder and the class and number of shares of Applica which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and

•	as to the beneficial owner, if any, on whose behalf the nomination is made, the name and address of such person and the class and number of shares of Applica which are beneficially owned by such person.

Applica may also require any proposed nominee to furnish such other information as may reasonably be required by it to determine the eligibility of such proposed nominee as a director. The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders.

How does the Corporate Governance and Nominating Committee evaluate director nominees?

     The Corporate Governance and Nominating Committee reviews all nominees for the Board of Directors in accordance with its charter and Applica’s Corporate Governance Guidelines. The assessment includes a review of the nominee’s judgment, experience, independence, understanding of Applica’s business or that of other related industries, and such other factors as the Committee concludes are pertinent in light of the current needs of the Board. The Board of Directors believes that its membership should bring to Applica a broad range of experience, knowledge and judgment. Director nominees are required to possess the highest personal and professional ethics, integrity and values and must be committed to representing the long-term interests of shareholders. A candidate’s breadth of experience should enable him or her to contribute significantly to the governance of Applica. Director nominees are required have sufficient time to effectively carry out their duties; therefore, a candidate’s service on other boards and other time commitments will be considered.

How can I obtain copies of the Corporate Governance Guidelines, Committee Charters or the Business Ethics and Code of Conduct and Conflict of Interest Policies?

     Copies of the Corporate Governance Guidelines, Committee Charters and the Business Ethics and Code of Conduct and Conflict of Interest Policies are available on the investor relations page of our website at www.applicainc.com. Copies of these documents may also be obtained without charge by writing to Applica’s Corporate Secretary at 3633 Flamingo Road, Miramar, Florida 33027.

How can I obtain a copy of Applica’s Annual Report on Form 10-K?

     Copies of the Annual Report on Form 10-K for the year ended December 31, 2004, as well as prior years, are available on the investor relations page of our website at www.applicainc.com. Copies of the Form 10-K may also be obtained without charge by writing to Applica’s Corporate Secretary at 3633 Flamingo Road, Miramar, Florida 33027.

Report of the Audit Committee

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Applica under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Applica specifically incorporates this Report by reference therein.

     Each member of the Audit Committee is an independent director as determined by the Board of Directors, based on the New York Stock Exchange listing rules. Each member of the committee also satisfies the Securities and Exchange Commission’s additional independence requirement for members of audit committees. In addition, our Board of Directors has determined that Ware H. Grove is an “audit committee financial expert,” as defined by SEC rules.

     The Audit Committee reviews Applica’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Grant Thornton LLP, Applica’s independent registered public accounting firm for 2004, is responsible for expressing opinions on the conformity of the audited financial statements with accounting principles generally accepted in the United States and on management’s assessment of the effectiveness of Applica’s internal control over financial reporting. In addition, Grant Thornton expressed its own opinion on the effectiveness of Applica’s internal control over financial reporting.

     During 2004, management completed the documentation, testing and evaluation of Applica’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Grant Thornton.

     The Audit Committee reviewed and discussed with management and Grant Thornton:

•	the audited financial statements for the year ended December 31, 2004;

•	management’s assessment of the effectiveness of Applica’s internal control over financial reporting; and

•	Grant Thornton’s evaluation of Applica’s internal control over financial reporting.

The Committee has discussed with Grant Thornton the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). Grant Thornton has provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Grant Thornton that firm’s independence. The Audit Committee also concluded that Grant Thornton’s provision of audit and non-audit services to Applica and its affiliates is compatible with Grant Thornton’s independence.

     Based on the considerations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2004 be included in our Annual Report on Form 10-K for 2004 and selected Grant Thornton as the independent registered public accounting firm for Applica for 2005.

     This report is provided by the following independent directors, who constitute the committee:

The Audit Committee
Jerald I. Rosen (Chairman)
Ware H. Grove
Paul K. Sugrue

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the aggregate compensation paid during 2004, 2003 and 2002 to our President and Chief Executive Officer (the “CEO”) and each of the three other executive officers. The CEO and such executive officers are sometimes referred to herein as the “Named Executive Officers.”

						Long-Term
						Compensation
		Annual Compensation				Awards
						Securities
				Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)		Options/SARs (#)(1)	Compensation ($)
Harry D. Schulman	2004	649,532	—	72,105	(2)	500,000	8,710	(3)
Chairman, President and	2003	536,200	—	23,049		—	12,376
Chief Executive Officer	2002	500,006	150,000	29,041		50,000	11,285

Michael J. Michienzi	2004	345,358	—	20,574	(4)	75,000	8,642	(5)
President – Household	2003	339,312	290,000	18,435		—	12,617
Products Division of	2002	319,670	75,000	153,650		70,000	11,924
Applica Consumer Products, Inc.

Terry Polistina	2004	275,002	—	10,800	(6)	100,000	2,674	(7)
Senior Vice President and	2003	265,005	250,000	10,800		—	6,646
Chief Financial Officer	2002	240,006	67,500	10,800		50,000	5,942

Brian Guptill	2004	245,024	—	82,808	(8)	25,000	2,590	(9)
Senior Vice President -	2003	235,014	40,000	80,078		2,000	6,590
Engineering of Applica	2002	217,503	50,000	9,000		15,000	5,858
Consumer Products, Inc.

(1)	See “Aggregated Option/SAR Exercises and Year-End Option/SAR Value Table” below for additional information about these options. Applica has not granted any SARs.

(2)	This amount includes a car allowance of $24,588; legal fees of $21,062 incurred by Mr. Schulman in connection with the negotiation of his new employment agreement; golf club membership dues of $8,616; family travel expenses of $15,839 and tax preparation expenses of $2,000.

(3)	This amount represents life insurance premiums paid by Applica.

(4)	This amount includes a car allowance of $11,700; golf club membership dues of $8,616; and family travel expenses of $258.

(5)	This amount represents life insurance and long term disability premiums paid by Applica.

(6)	This amount represents a car allowance.

(7)	This amount represents life insurance premiums paid by Applica.

(8)	This amount includes a car allowance of $10,800; relocation expenses of $18,795 and ex patriot benefits of $82,808 in connection with Mr. Guptill’s assignment in Hong Kong.

(9)	This amount includes life insurance premiums paid by Applica.

     Option/SAR Grants Table. The following table sets forth certain information concerning grants of stock options made during 2004 to each of the Named Executive Officers. Applica does not grant any stock appreciation rights.

Option/SAR Grants in Fiscal Year 2004

	Number of	% of Total			Potential Realizable
	Securities	Options/SARs			Value At Assumed Annual
	Underlying	Granted to			Rates of Stock
	Options/SARs	Employees in	Exercise or Base		Price Appreciation
Name	Granted (1)	Fiscal Year	Price ($/sh)	Expiration Date	for Option Term
					5%	10%
Harry D. Schulman	500,000	45.4%	$4.16	10/12/2009	$574,666	$1,269,861
Michael J. Michienzi	75,000	6.8%	$4.38	9/21/2009	$90,758	$200,553
Terry Polistina	100,000	9.1%	$4.38	9/21/2009	$121,011	$267,043
Brian Guptill	25,000	2.3%	$4.38	9/21/2009	$30,253	$66,851

(1)	The options were granted pursuant to Applica’s 1998 Stock Option Plan.

(2)	Based on the market price of Applica’s common stock on December 31, 2004, which was $5.74.

     Aggregated Option/SAR Exercises and Year-End Option/SAR Value Table. The following table sets forth certain information concerning stock options exercised during 2004 and unexercised stock options held by the Named Executive Officers as of the end of 2004.

Aggregated Option/SAR Exercises in Fiscal Year 2004 and Fiscal Year-End
Option/SAR Values

			Number of
			Securities		Value of
			Underlying		Unexercised
			Unexercised		In-the-Money
			Options/SARs at		Options/SARs at
			2004 Fiscal		2004 Fiscal
			Year-End (#)		Year-End ($)(1)
	Shares Acquired	Value	Exercisable (E)		Exercisable (E)
Name	on Exercise (#)	Realized ($)	Unexercisable( U)		Unexercisable(U)
Harry D. Schulman	40,000	$129,400	141,333	(E)	$157,375	(E)
			516,667	(U)	$664,500	(U)
Michael J. Michienzi	—	—	86,667	(E)	$45,050	(E)
			98,333	(U)	$95,050	(U)
Terry Polistina	25,000	$92,625	40,833	(E)	$32,837	(E)
			116,667	(U)	$118,500	(U)
Brian Guptill	—	—	15,500	(E)	$5,700	(E)
			34,000	(U)	$30,100	(U)

(1)	Based on the market price of Applica’s common stock on December 31, 2004, which was $5.47.

(2)	“Value Realized” is the difference between the exercise price and the market price on the exercise date multiplied by the number of options exercised. “Value Realized” numbers do not necessarily reflect what the executive might receive if he sells the shares acquired by the option exercise, because the market price of the shares at the time of sale may be higher or lower than the price on the exercise date of the option.

     Equity Compensation Plans. The following table summarizes our equity compensation plans as of December 31, 2004. Applica has not granted any warrants or stock appreciation rights.

Number of
securities
remaining
available for
the future
	Number of		issuance under
	securities to be	Weighted-	equity
	issued upon	average	compensation
	exercise of	exercise price	plans
	outstanding	of outstanding	(excluding
	options,	options,	securities
	warrants and	warrants and	reflected in
	rights	rights	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,546,207	$5.14	409,082
Employee stock purchase plan approved by security holders	—	—	189,003
Equity compensation not approved by security holders (1)	209,000	$7.25	—

Total	2,755,207		598,085

(1)	In the past, Applica has granted non-qualified stock options that were not issued under a formal plan and were not approved by our shareholders. No such options have been granted since 1998.

Report of the Compensation Committee on Executive Compensation

     The following Report of the Compensation Committee and the performance graph which follows do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Applica under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Applica specifically incorporates this Report or the performance graph by reference therein.

     Role and Composition of the Compensation Committee. The Compensation Committee (a) approves Applica’s overall compensation philosophy, (b) administers Applica’s short-term and long-term incentive plans and other stock or stock-based plans, and (c) reviews and approves general employee pension benefit plans and other benefit plans. In connection with its review of executive compensation, the Committee:

•	Periodically reviews Applica’s philosophy regarding executive compensation and counsels with the President and Chief Executive Officer relative to different compensation approaches;

•	Reviews market data to assess Applica’s competitive position for the three components of executive compensation (base salary, annual incentives, and long-term incentives) by reviewing executive compensation surveys, compiled by third-party consultants, of companies in the small household appliance industry and reviews supplemental general industry compensation information; and

•	Adopts or amends incentive compensation plans and stock-related plans in which the President and Chief Executive Officer and other senior executives may be participants.

     A more complete description of the Committee’s functions is set forth in the Committee’s written charter, which can be accessed through Applica’s website at www.applicainc.com.

     Each member of the Compensation Committee is an independent director as determined by the Board of Directors, based on the New York Stock Exchange listing rules.

     The Committee makes use of Applica resources and has retained independent legal counsel and an independent compensation consultant to assist it in fulfilling certain of its duties.

     Philosophy. The Committee’s executive compensation philosophy is to attract, motivate and retain high quality executives necessary to enable Applica to achieve its business goals and derive profitable growth and superior long-term shareholder value. To accomplish this goal, Applica strives to provide competitive levels of total target compensation. The Committee’s policy is that a significant portion of the executive’s total target compensation should be tied both to achievement of Applica’s annual and long-term performance goals, and achievement of identified personal goals.

     The Committee believes that Applica’s compensation philosophy should be measured over a sufficiently long period to enable it to determine whether its compensation programs are in line with, and responsive to, shareholder expectations. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it determines appropriate compensation for the President and Chief Executive Officer. It also relies on its judgment.

     Components of Executive Compensation. In order to establish total target compensation levels for Applica executives, the Committee considers total compensation in the competitive market. The total compensation package for Applica executives consists of the three basic components of salary, annual incentive and long-term incentives, as discussed below. Base Salary and target bonus levels are generally set at the market median with differences where warranted. Information about appropriate salary levels has been determined by reviewing executive compensation surveys of companies in the small household appliance industry, public disclosures of other companies in the household appliance and other industries and Applica’s recruiting activities.

          Base Salaries. Base Salary is the only fixed portion of an executive’s compensation. Base salaries are determined based upon relative responsibilities and functions, as well as the executive’s experience and skills. Base salaries are reviewed annually and any additional increases are based on competitive practices, as well as the performance of Applica and the executive officer, including the executive’s contribution to the achievement of financial performance and other key goals established for Applica during the year.

          The salaries paid to the Named Executive Officers for the past three years are shown in the table on page 13. The four Named Executive Officers are parties to employment agreements with Applica. Two of these employment agreements provide for an annual salary increase equal to the increase in the consumer price index. However, these executives did not receive an increase to base salary based upon the increase in the consumer price index for 2004.

          Annual Incentive Bonuses. Annual bonus payments to executive officers are generally tied to Applica’s achievement of identified objective goals and the executive’s achievement of identified personal performance goals. Bonuses are generally paid in the first quarter of the following year. The personal goals for senior management are evaluated and approved by the Committee each year. Maximum annual performance bonuses range from 15% to 200% of base salary measured as of the end of the preceding year. The percentage is determined by the executive’s position and responsibilities.

          The corporate goal for 2004 was earnings of $1.00 per share. Applica did not meet the earnings per share goal established for 2004; as a result no cash bonuses were paid to executive officers pursuant to this portion of their bonus formula. The bonuses paid to the Named Executive Officers for the past three years are shown in the table on page 13.

          Long-Term Incentive Compensation. The Committee supports awards of equity based compensation in order to align the interests of Applica executives with Applica shareholders. At the current time, the Committee is authorized to grant stock options to Applica’s executive officers pursuant to the 1996 Stock Option Plan, the 1998 Stock Option Plan and the 2000 Stock Option Plan. The Compensation Committee has the authority to determine the individuals to whom stock options are awarded, the terms upon which option grants are made, the duration of the options and the number of shares subject to each option. Historically, it was the Compensation Committee’s intention that, over time, compensation opportunities from option grants would constitute a significant portion of each executive officer’s total compensation. However, the Committee is re-evaluating the role of stock options as a component of long-term compensation. The Compensation Committee is also in the process of reviewing other alternative forms of long-term compensation that will motivate Applica’s executives and align their interests with those of the shareholders.

          The size of the stock option grant is generally based on the position of the recipient. The Compensation Committee reviews the overall performance of Applica and of each individual executive officer, as well as past option grants to each executive officer, and makes decisions about recipients and grant sizes for the year. Stock options are granted at the market price of Applica’s stock on the grant date, generally vest over a period of two, three or five years and expire after five, six or ten years. Stock options will only have value if the stock appreciates after the options are granted. Stock options granted to the Named Executive Officers in 2004 are shown in the table on page 14.

     Compensation of President and Chief Executive Officer. In 2004, the Committee negotiated a new employment contract with Harry D. Schulman, who was appointed Applica’s Chief Executive Officer in February 2003 and interim Chairman of the Board in August 2004. The employment agreement, which is effective as of May 1, 2004, sets the current terms and conditions of Mr. Schulman’s employment and reflects an increase in his compensation in light of his increased duties and responsibilities. This agreement is described on page 19.

     Mr. Schulman is eligible to receive an annual performance bonus based upon the achievement by Applica of certain objective earnings goals and the completion of personal performance goals set by the Compensation Committee each year. The performance bonus can range from 100% to 200% of his base salary, depending on his performance and the performance of Applica. Mr. Schulman did not receive an annual performance bonus in 2004 because the corporate and individual performance goals established for 2004 were not met.

     In connection with the negotiation of the new employment agreement, Mr. Schulman was granted an option to acquire 500,000 shares of Applica common stock, at a price of $4.16 per share, which vests in equal installments over the next three years and terminates on the fifth anniversary of the grant date.

     This report on executive compensation for 2004 is provided by the undersigned, who constitute the members of the Compensation Committee:

The Compensation Committee
Jerald I. Rosen (Chairman)
Leonard Glazer
J. Maurice Hopkins

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors consists of Jerald I. Rosen, Leonard Glazer and J. Maurice Hopkins. Messrs. Rosen, Glazer and Hopkins are independent directors of Applica and are not affiliated with any principal shareholder of Applica.

Comparative Performance by Applica

     Set forth below is a five-year graphic comparison of the yearly percentage change in Applica’s cumulative shareholder return on its common stock with the cumulative total return of the Standard & Poor’s 500 Stock Index and the Standard & Poor’s SmallCap 600 Stock Index.

Fiscal Year	Applica	SmallCap 600	S&P 500
1999	$100	$100	$100
2000	29	112	91
2001	53	119	80
2002	29	102	62
2003	45	141	80
2004	36	173	89

NOTE:	The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Applica common stock. Assumes that $100 was invested on December 31, 1999 in the Applica common stock, the S&P 500 Index and the S&P SmallCap 600 Index and that dividends, if any, were reinvested quarterly.

Employment Agreements

     Harry D. Schulman. Applica Incorporated and its wholly owned subsidiary, Applica Consumer Products, Inc., entered into an employment agreement with Harry D. Schulman effective May 1, 2004 that provides for his employment as President and Chief Executive Officer of these companies through May 1, 2007. The term of this agreement will be automatically extended each year for an additional one-year period unless prior written notice of an intention not to extend is given by either party at least 180 days prior to the applicable termination date. The agreement provides that Mr. Schulman will receive an annual base salary of at least $700,000 and is eligible to receive an annual incentive performance-based bonus to be determined based upon minimum, target and maximum performance goals set by the Compensation Committee on or before March 31st of each year. The target amount of the incentive bonus is equal to 100% of Mr. Schulman’s annual base salary and the maximum amount of the incentive bonus is equal to 200%. Mr. Schulman is also eligible to participate in executive benefit plans (including stock based plans) and welfare benefit plans sponsored by Applica. Additionally, Applica provides Mr. Schulman with life insurance up to a maximum amount of five times his annual base salary and pays for (1) annual dues in a country club and (2) tax preparation and financial planning on an annual basis up to a maximum of $5,000. Mr. Schulman’s employment agreement also contains certain non-competition, non-disclosure and non-solicitation covenants.

     Under the terms of the agreement, if Mr. Schulman’s employment is terminated by reason of (1) death or disability, (2) by Applica other than in connection with a change of control or for cause (as defined in the agreement), or (3) by Mr. Schulman for good reason (as defined in the agreement), he will be entitled to receive an amount equal to the higher of:

•	1.5 times his severance base (as defined below); or

•	the sum of (A) his annual base salary for the period remaining in the term of the agreement and (B) his target level incentive bonus for the fiscal year during which the termination occurs multiplied by the number of years remaining in the term of the agreement.

If there is a change of control during the term and Mr. Schulman’s employment is terminated by Applica prior to the earlier of the expiration of the term and 18 months of the date of the change of control other than for cause, death, disability or good reason, then Mr. Schulman will be entitled to receive an amount equal to the 2.5 times the severance base. In the event that Mr. Schulman is terminated by Applica for cause (as defined in the agreement) or Mr. Schulman terminates his employment without good reason, he will be entitled only to receive (a) any base salary and incentive bonus which has been accrued but not yet paid as of the effective date of termination and (b) reimbursement for all business expenses incurred prior to the termination date which have not yet been reimbursed.

     The term “severance base” is defined in the agreement as the sum of (1) Mr. Schulman’s base salary, plus (2) the higher of (a) the target-level incentive bonus for the year during which the termination occurs and (b) the average of the incentive bonuses paid to Mr. Schulman for the three years immediately preceding the year in which the termination occurs. Pursuant to his employment agreement, subject to certain limitations, if any portion of the change-in-control payment made to Mr. Schulman is subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code, Applica must also make a payment to him on an after tax basis in an amount equal to the excise tax imposed.

     Upon execution of the agreement, Mr. Schulman was granted an option to purchase 500,000 shares of Applica common stock, at a price of $4.16 per share and subject to the terms and conditions of the 1998 Stock Option Plan.

     Michael J. Michienzi. In July 2000, Applica Consumer Products, Inc. entered into an employment agreement with Michael J. Michienzi, its President – Household Products Division. Under this agreement, Mr. Michienzi is employed until June 30, 2005, which term is automatically extended each year for an additional one-year period unless written notice of an intention not to extend is given by either party. The agreement provides for minimum annual base salary, subject to adjustment based on the increase in the consumer price index, in addition to other benefits and annual stock option grants at the discretion of the Compensation Committee. Mr. Michienzi’s current annual base salary is $345,358. The agreement also provides for an automobile allowance of $975 per month. Under the agreement, Mr. Michienzi is entitled to an annual performance bonus based upon Applica’s achievement of certain objective earnings goals and his completion of personal performance goals set by the Compensation Committee each year. The performance bonus can be between 20% and 50% of his base salary, depending on his performance. Additionally, Applica agreed to provide Mr. Michienzi with life insurance in a maximum amount equal to five times his annual base salary. Mr. Michienzi also receives reimbursement of (1) annual dues in a country club and (2) tax preparation and financial planning on an annual basis up to a maximum of 1% of his annual base salary.

     Mr. Michienzi’s agreement contains certain non-competition, non-disclosure and non-solicitation covenants. Mr. Michienzi can be terminated for cause, in which case all obligations of the company under the agreement immediately terminate, or without cause, in which case he is entitled to a lump sum payment equal to two and one-half times his base salary and two and one-half times his prior year performance bonus, plus specified welfare benefits. If, at any time during the term of the agreement, there is a change in control of Applica and within one year after such change in control (1) Mr. Michienzi is terminated without cause or (2) if he terminates his employment under specific circumstances, the company must pay Mr. Michienzi a lump sum equal to two and one-half times his base salary and two and one-half times his prior year performance bonus, along with specified welfare benefits. Additionally, any outstanding options held by Mr. Michienzi may be exercised and the underlying shares sold without restrictions imposed by Applica. Pursuant to his employment agreement, if any portion of the change-in-control payment made to Mr. Michienzi is subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code, the company must also make a payment to him in an amount equal to the excise tax imposed.

     Terry Polistina. In July 2000, Applica Incorporated entered into an employment agreement with Terry Polistina, its Senior Vice President and Chief Financial Officer. Under this agreement, Mr. Polistina is employed until June 30, 2005, which term will be automatically extended each year for an additional one-year period unless written notice of an intention not to extend is given by either party. The agreement provides for minimum annual base salary, subject to adjustment based on the increase in the consumer price index, in addition to other benefits and annual stock option grants at the discretion of the Compensation Committee. Mr. Polistina’s current annual base salary is $275,002. The agreement also provides for an automobile allowance of $900 per month. Under the agreement, Mr. Polistina is entitled to an annual performance bonus based upon Applica’s achievement of certain objective earnings goals and his completion of personal performance goals set by the Compensation Committee each year. The performance bonus can be between 15% and 45% of his base salary, depending on his performance.

     Mr. Polistina’s agreement contains certain non-competition, non-disclosure and non-solicitation covenants. Mr. Polistina can be terminated for cause, in which case all obligations of the company under the agreement immediately terminate, or without cause, in which case he is entitled to a lump sum payment equal to one and one-half times his base salary and one and one-half times his prior year performance bonus, plus specified welfare benefits. If, at any time during the term of the agreement, there is a change in control of Applica and within one year after such change in control (1) Mr. Polistina is terminated without cause or (2) if he terminates his employment under specific circumstances, the company must pay Mr. Polistina a lump sum equal to one and one-half times his base salary and one and one-half times his prior year performance bonus, along with specified welfare benefits. Additionally, any outstanding options held by Mr. Polistina may be exercised and the underlying shares sold without restrictions imposed by Applica. Pursuant to his employment agreement, if any portion of the change-in-control payment made to Mr. Polistina is subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code, the company must also make a payment to him in an amount equal to the excise tax imposed.

     Brian Guptill. In September 2004, Applica Incorporated entered into an employment agreement with Brian Guptill, its Senior Vice President - Engineering. Under this agreement, Mr. Guptil is employed until June 30, 2005, which term will be automatically extended each year for an additional one-year period unless written notice of an intention not to extend is given by either party. The agreement provides for minimum annual base salary in addition to other benefits and annual stock option grants at the discretion of the Compensation Committee. Mr. Guptill’s current annual base salary is $245,024. The agreement also provides for an automobile allowance of $900 per month. Under the agreement, Mr. Guptill is entitled to an annual performance bonus based upon Applica’s achievement of certain objective earnings goals and his completion of personal performance goals set by the Compensation Committee each year.

     Mr. Guptill’s agreement contains certain non-competition, non-disclosure and non-solicitation covenants. Mr. Guptill can be terminated for cause, in which case all obligations of the company under the agreement immediately terminate, or without cause, in which case he is entitled to a lump sum payment equal to his base salary and his prior year performance bonus. If, at any time during the term of the agreement, there is a change in control of Applica and within one year after such change in control (1) Mr. Guptill is terminated without cause or (2) if he terminates his employment under specific circumstances, the company must pay Mr. Guptill a lump sum equal to one and one-half times his base salary and one and one-half times his prior year performance bonus. Additionally, any outstanding options held by Mr. Guptill may be exercised and the underlying shares sold without restrictions imposed by Applica.

     Mr. Guptill is currently on assignment for Applica in Hong Kong. In connection with this assignment, Applica is providing Mr. Guptill with standard ex patriot differentials, including cost of living differentials, host housing expenses, tax equalization, transportation allowance, furniture allowance and relocation costs. Additionally, Applica has agreed to pay Mr. Guptill a bonus of $100,000 upon the successful completion of the assignment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Matters Relating to Ourimbah Investment Limited. Ourimbah Investment Limited, a Hong Kong company, owns approximately 7.2% of the outstanding common stock of Applica. Mr. Lai Kin, who is the majority owner of Ourimbah, served as a member of the Board of Directors of Applica until October 2004. In April 1994, in connection with an acquisition by Applica from Ourimbah, Applica agreed, upon a change of control of Applica prior to July 2009 (as defined in the acquisition agreement), to make an additional payment to Ourimbah in respect of the acquisition. The payment is equal to the greater of (i) the same multiple of earnings per share paid for the shares of common stock of Applica received in connection with such change of control or (ii) the same multiple of net asset value per share paid for the shares of common stock of Applica received in connection with such change of control. A change of control of Applica will not be deemed to have occurred, and no additional payment will be required, if the applicable transaction or series of transactions is approved by at least 80% of the members of the Board of Directors of Applica.

     Sales Representative Relationship. Applica Consumer Products, Inc. uses the services of TJK Sales, Inc. (“TJK”), an independent sales representative. Thomas J. Kane, a member of Applica’s Board of Directors, is the sole shareholder and Chief Executive Officer of TJK. Applica Consumer Products, Inc. entered into an agreement with TJK, pursuant to which Applica agreed to pay $3,000 per month plus certain expenses in return for TJK’s services as a sales representative to J.C. Penney. The agreement may be terminated by either party on 30 days’ notice. Payments to TJK totaled approximately $36,000 in 2004. Applica also reimburses TJK for related out-of-pocket expenses.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as Applica’s independent accountants for the fiscal year ended December 31, 2005, subject to the ratification of the appointment by the shareholders. Grant Thornton has served as Applica’s independent accountants since 1976. A representative of Grant Thornton LLP is expected to be present at the annual meeting to make a statement, if he desires to do so, and to respond to appropriate questions.

     Audit Fees. Fees paid to Grant Thornton relating to the audit of the consolidated annual financial statements, including the audit of Applica’s internal control over financial reporting, statutory audits of foreign subsidiaries, and its limited reviews of Applica’s unaudited condensed consolidated interim financial statements totaled approximately $942,000 in 2004 and $667,000 in 2003.

     Audit-Related Fees. Fees for audit related services paid to Grant Thornton totaled approximately $142,000 in 2004 and $137,000 in 2003. Audit related services included fees for employee benefit plans, internal control reviews and accounting advice.

     Tax Fees. Fees for tax services paid to Grant Thornton, including tax compliance, tax advice and tax planning, totaled approximately $122,000 in 2004 and $326,000 in 2003.

     All Other Fees. No other fees were paid to Grant Thornton LLP during 2004 or 2003.

     Pre-Approval Policy. The Audit Committee has adopted the Audit and Non-Audit Services Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by Grant Thornton may be pre-approved. As permitted by applicable regulations, the policy uses a combination of specific pre-approval on a case-by-case basis of individual engagements and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed at least annually by the Audit Committee.

     All engagements of Grant Thornton to perform any audit services and non-audit services have been pre-approved by the Audit Committee in accordance with the policy. The policy has not been waived in any instance. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the auditor’s independence.

     In the event that shareholders do not ratify the appointment of Grant Thornton, the Audit Committee of the Board of Directors will reconsider the appointment.

     The Board of Directors recommends that the shareholders vote “FOR” ratification of the appointment of Grant Thornton LLP as Applica’s independent accountants for fiscal 2005.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS
AND DIRECTOR NOMINATIONS

     Shareholder Proposals. Any shareholder who intends to present a proposal at the 2006 annual meeting of shareholders and who wishes to have their proposal included in the proxy statement for that meeting, must deliver the proposal, not exceeding 500 words in length, to the Corporate Secretary of Applica in writing not later than December 1, 2005.

     Advance Notice Procedures. Under Applica’s Bylaws, nominations for director may be made only by the Board or a Board committee, or by a shareowner entitled to vote who delivers notice to Applica not less than 90 days nor more than 120 days prior to the first anniversary of the date of the notice of the preceding year’s annual meeting. For Applica’s meeting in the year 2006, we must receive this notice on or after December 1, 2005, and on or before December 31, 2005. Nominations that are timely received will be considered by the Corporate Governance and Nominating Committee of the Board of Directors.

     The Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of meeting or as otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered notice to the company (containing certain information specified in the Bylaws) within the time limits described above for delivering notice of a nomination for the election of a director. Therefore, any shareholder proposal submitted other than for inclusion in our proxy materials must be received within the time limits or will be considered untimely.

     A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to Applica’s Corporate Secretary at 3633 Flamingo Road, Miramar, Florida 33027.

OTHER BUSINESS

     As of the date of this proxy statement, the Board of Directors knows of no other business to be presented at the 2005 annual meeting of shareholders. If any other business should properly come before the meeting, including any matter omitted from the proxy statement pursuant to the rules of the Securities and Exchange Commission, the persons named in the accompanying proxy will vote thereon in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in accordance with their judgment.

     Mailing Address. The mailing address of our principal executive offices is 3633 Flamingo Road, Miramar, Florida 33027.

By Order of the Board of Directors

/s/ Lisa R. Carstarphen

Lisa R. Carstarphen
Corporate Secretary

Miami Lakes, Florida
April 1, 2005

APPLICA INCORPORATED

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

     The undersigned hereby appoints Adam L. Kaplan and Harry D. Schulman and each of them, each with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of Applica Incorporated (the “Company”) to be held at the University of Miami, James W. McLamore Executive Education Center, 5250 University Drive, Coral Gables, Florida 33124 on Tuesday, May 10, 2005, at 10:00 a.m., local time, and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this card, and in their discretion upon such other matters as may come before the meeting.

This Proxy when properly executed will be voted as specified on the reverse side. If no direction is made, the Proxy will be voted “FOR” Proposal 1 and Proposal 2.

(Continued and to be signed on the other side)

Annual Meeting of Shareholders of
APPLICA INCORPORATED

May 10, 2005

Please date, sign and mail your proxy card back as soon as possible.

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND
“FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

Proposal 1. Election of three members to Class III of the Company’s Board of Directors to serve until the 2008 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

☐	FOR ALL THE NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

Nominees:

o	Ware H. Grove

o	Jerald I. Rosen

o	Harry D. Schulman

INSTRUCTION: To withhold authority for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here •.

Proposal 2. Ratification of the reappointment of Grant Thornton LLP as the Company’s independent accountants for the year ended December 31, 2005.

☐	FOR

☐	AGAINST

☐	ABSTAIN

The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Shareholders of the Company called for May 10, 2005 and a Proxy Statement for the Annual Meeting prior to the approving of this proxy.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:

Signature of Shareholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. Where shares are held jointly, each holder should sign. When signing as executor, administrator, executor, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sing full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.